UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

Date of Report (Date of earliest event reported): April 19, 2018

Infrastructure and Energy Alternatives, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2647 Waterfront Parkway East Drive Suite 100 Indianapolis, Indiana	46214

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01.  Change in Registrant’s Certifying Accountant

On April 19, 2018, Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), dismissed Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm and subsequently engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018, effective immediately.  The change in the Company’s independent auditor was approved by the Company’s audit committee of the Board of Directors.

Crowe’s audit reports on the IEA Energy Services, LLC consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017, and 2016, and the subsequent interim periods through April 19, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation SK, except that Crowe advised the Company of the existence of material weaknesses as of December 31, 2017 and 2016, respectively, relating to the Company not yet developing an entity level and financial reporting control environment that is designed with appropriate precision, including (i) accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals (iii) timely and systematic review by management of journal entries.

IEA has begun implementing a remediation plan, which includes the hiring of an experienced Chief Accounting Officer and a Director of SEC Reporting, and engaged a big four accounting firm to assist in the implementation of effective internal controls over financial reporting and disclosure controls and procedures.  There is no assurance that the measures IEA has taken to date, or any measures the combined company may take in the future, will be sufficient to remediate the material weaknesses described above or to avoid potential future material weaknesses.

The Company provided Crowe with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Crowe furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Crowe’s letter dated April 23, 2018, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim periods through April 19, 2018, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description
16.1	Letter of Crowe Horwath LLP, dated as of April 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
	Name:	Andrew D. Layman
	Title:	Chief Financial Officer